SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): December 2, 1998
                                                          -----------------


                               PharmaNetics, Inc.
                               ------------------
              (Exact name of registrant as specified in its charter)



                                 North Carolina
                                 --------------
                 (State or other jurisdiction of incorporation)


               333-66017                                    56-2098302
               ---------                                    ----------
     (1933 Act Registration Number)                  (IRS Employer ID Number)


5301 Departure Drive, Raleigh, North Carolina                          27616
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

                                 (919) 954-9871
                                 --------------
                Registrant's telephone number, including area code


                                      N/A
                                      ---
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

      On December 2, 1998, the Registrant issued a press release stating (in part) as follows:

      Raleigh, N.C., December 2, 1998 - Cardiovascular Diagnostics, Inc. (Nasdaq
NM: CVDI) ("CVDI" or the "Company") announced today that the Company's shareholders approved a holding company reorganization in which the Company will operate under the name of its new holding company, PharmaNetics, Inc. Under the terms of the reorganization, CVDI became a wholly owned subsidiary of PharmaNetics, Inc., a new corporation formed for the purpose of becoming a holding company for CVDI. Pursuant to the reorganization, each share of CVDI Common Stock was automatically converted into one share of PharmaNetics Common Stock and PharmaNetics shares will begin trading on December 3, 1998 on the Nasdaq National Market System under the ticker symbol "PHAR" at the start of the trading day.

      The Company is also pleased to announce that Mr. Christopher Gleeson, Senior Vice President and General Manager of Chiron Diagnostics' Critical Care division has been appointed to the PharmaNetics' Board of Directors. As part of the distribution agreement between Chiron Diagnostics and CVDI announced in August 1998, Chiron Diagnostics agreed to take a Board seat to enhance communication between the two companies and aid in developing PharmaNetics' critical care strategic focus. Separately, Chiron and Bayer Diagnostics announced on November 30, 1998 that Chiron Diagnostics would become a part of Bayer Diagnostics. Mr. Funkhouser commented that "Mr. Gleeson is a welcome addition to our Board of Directors and is an advocate of the theranostics strategy. Chiron Diagnostics and PharmaNetics share a focus to provide rapid critical care diagnostics that impact therapy." Mr. Gleeson fills a vacancy and brings the total Board membership to six.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PHARMANETICS, INC.



Date: December 2, 1998              /s/ John P. Funkhouser
                                    ---------------------------------------
                                    John P. Funkhouser,
                                    President and Chief Executive Officer,
                                    (Principal Executive Officer)